UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2019

EXLSERVICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33089	82-0572194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

320 Park Avenue, 29th Floor

New York, New York 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 277-7100

NOT APPLICABLE

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EXLS	NASDAQ

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2019, Vishal Chhibbar, the Company’s Executive Vice President and Chief Financial Officer, provided notice to the Company that he will be resigning to pursue an opportunity with a privately held company. Mr. Chhibbar’s resignation will be effective as of December 13, 2019 during which time he will, among his regular duties, assist with any transition to his eventual successor. The Company is conducting a search for a new Chief Financial Officer.

“On behalf of the Board of Directors and the executive team, we thank Vishal for his 10 years of leadership and significant contributions to EXL and wish him well on his new position,” commented Rohit Kapoor, Vice Chairman and Chief Executive Officer.

“It was a difficult decision to leave EXL and the outstanding people who have contributed to my professional growth. EXL is well-positioned for the future and I wish it, and my colleagues, continued success in the years ahead,” said Mr. Chhibbar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXLSERVICE HOLDINGS, INC.
(Registrant)

Date: September 19, 2019	By:	/s/ Ajay Ayyappan
	Name:	Ajay Ayyappan
	Title:	Senior Vice President, General Counsel and Corporate Secretary